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                                                                    Exhibit 4.18




                                                               Option No. 2003-2


                              STONEPATH GROUP, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                    UNDER THE
                              STONEPATH GROUP, INC.
                              AMENDED AND RESTATED
                     2000 STOCK INCENTIVE PLAN (the "Plan")

         This Agreement is made as of the date set forth on Schedule A hereto (the "Grant Date") by and between Stonepath Group, Inc. (the "Corporation"), and the person named on Schedule A hereto (the "Optionee").

         WHEREAS, Optionee is a valuable employee of the Corporation or one of its subsidiaries and the Corporation considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Optionee options (the "Option") to purchase shares of common stock of the Corporation (the "Common Stock");

         WHEREAS, to cover the granting of such Options, the Corporation has adopted the Amended and Restated 2000 Stock Incentive Plan (the "Plan");

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

         1. Terms of Stock Option. The option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

             (a) The Optionee has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

             (b) This Option is granted under, and subject in its entirety to, the terms of the Plan;

             (c) The Optionee has been provided with, and fully understands, the "Disclosure Document for the Stonepath Group, Inc. Amended and Restated 2000 Stock Incentive Plan";

             (d) This Option shall constitute a Non-Qualified Stock Option which is not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

             (e) The per share exercise price for the shares subject to this Option shall be not less than the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

             (f) This Option shall vest in accordance with the vesting schedule set forth on Schedule A hereto;

             (g) No portion of this Option may be exercised more than ten (10) years from the Grant Date.

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         2. Change of Control Provision.

                  Notwithstanding any provision to the contrary in the Plan, in the event of a "Change of Control" (as hereafter defined) during the term of this Option, all Options granted hereunder shall fully vest as of the date of the Change of Control.

         3. Termination of Holder's Service to the Company.

         Notwithstanding the terms of the Plan:

             (a) If during the Term the Holder shall cease to perform "Service" (as hereafter defined) to the Company as a result of such Holder's death, then, notwithstanding any provisions otherwise contained in this Option Agreement, all Options shall fully vest upon Holder's death and shall be exercisable (by the Holder's personal representative or persons entitled thereto under the Holder's will or the applicable laws of descent and distribution) at any time during the Term or as otherwise provided in this Agreement.

             (b) If during the Term the Holder shall cease to perform Service to the Company as a result of such Holder's "Disability" (as hereafter defined), then, notwithstanding any provisions otherwise contained in this Option Agreement, all Options shall fully vest upon Holder's Disability and shall be exercisable at any time during the Term or as otherwise provided in this Agreement.

             (c) If during the Term the Holder shall cease to perform Service to the Company as a result of termination of Holder's employment by the Company "For Cause" (as hereafter defined) or termination or resignation by Holder without "Good Reason" (as hereafter defined), then, subject to the last sentence of this paragraph and notwithstanding any provisions otherwise contained in this Option Agreement, any Options then exercisable on the date of such termination or resignation, shall only be exercisable for a period of ninety (90) days thereafter; and if not exercised within that period, such Options shall lapse and be of no further force and effect. Notwithstanding the foregoing, for purposes of this subparagraph (c), a "termination or resignation by Holder without Good Reason" shall not be deemed to have occurred if the Holder's employment with the Company ceases by virtue of the expiration of the term of Holder's then existing employment agreement with the Company; provided, that, Holder otherwise remained employed by the Company through the scheduled expiration of such employment agreement, then, and in such a case, the Options may be exercised at any time thereafter during the Term.

             All remaining Options not exercisable at the time of Holder's termination or resignation as covered by this subparagraph (c), shall lapse and be of no further force and effect.

             (d) If during the Term and prior to a Change of Control the Holder shall cease to perform Service to the Company as a result of termination of Holder's employment by the Company other than For Cause or by Holder for Good Reason, then, notwithstanding any provisions otherwise contained in this Option Agreement Holder shall continue to vest in all remaining options as if he had remained employed by the Company for the remainder of the Term and such Options when vested, may be exercised at any time during the Term or as otherwise provided in this Agreement.

         4. Definitions. For the purposes of this Option, the terms set forth below shall be defined as follows:

             (a) "Change of Control" shall be defined as provided in Holder's Amended and Restated Employment Agreement with the Company dated February 22, 2002, as the same may be amended from time to time, or if expired or superceded, by the then effective employment agreement between Holder and the Company.

             (b) "Disability" shall be defined as provided in the Holder's Amended and Restated Employment Agreement with the Company dated February 22, 2002, as the same may be amended from time to time, or if expired or superceded, by the then effective employment agreement between Holder and the Company.

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             (c) "For Cause" shall be defined as provided in the Holder's
Amended and Restated Employment Agreement with the Company dated February 22, 2002, as the same may be amended from time to time, or if expired or superceded, by the then effective employment agreement between Holder and the Company.

             (d) "Good Reason" shall be defined as provided in the Holder's Amended and Restated Employment Agreement with the Company dated February 22, 2002, as the same may be amended from time to time, or if expired or superceded, by the then effective employment agreement between Holder and the Company.

             (e) "Service" means the Holder's employment services rendered to the Company as such services are required and delivered by Holder to the Company under Holder's then effective employment agreement with the Company. A Holder's Service with the Company shall not be deemed to have terminated if the Holder takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Holder's Service shall be deemed to have terminated unless the Holder's right to return to Service with the Company is guaranteed by statute or contract.

         5. Miscellaneous.

             (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

             (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Delaware, and may be executed in more than one counterpart, each of which shall constitute an original document.

             (c) No alterations, amendments, changes or additions to this agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                   STONEPATH GROUP, INC.


                                   By:___________________________________
                                            Authorized Executive Officer


                                   OPTIONEE


                                   ______________________________________
                                   Signature


                                   ______________________________________
                                   Print Name



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                                   Schedule A

1.       Optionee: Dennis L. Pelino

2.       Grant Date: March 10, 2003

3.       Option Termination Date: March 10, 2013

4. Number of Shares of Common Stock covered by the Option: Four Hundred Thousand (400,000)

5.       Exercise Price: $2.00

6.       The Option shall vest in accordance with the following schedule:

             (a) Options to purchase 133,334 shares shall vest on March 10, 2004 (the "First Vesting Date") provided Holder remains continuously employed by the Company at all times from the Grant Date through the First Vesting Date; and, except as otherwise specifically provided for in the attached Option Agreement, once Holder is no longer employed by the Company, for whatever reason, the Options that have not yet vested shall lapse, and Holder shall have no right, title or interest in and to any additional Options except those that last vested prior to the termination of his employment;

             (b) Options to purchase 133,333 shares shall vest on March 10, 2005 (the "Second Vesting Date") provided Holder remains continuously employed by the Company at all times from the Grant Date through the Second Vesting Date; and, except as otherwise specifically provided for in the attached Option Agreement, once Holder is no longer employed by the Company, for whatever reason, the Options that have not yet vested shall lapse, and Holder shall have no right, title or interest in and to any additional Options except those that last vested prior to the termination of his employment;

             (c) Options to purchase 133,333 shares shall vest on March 10, 2006 (the "Third Vesting Date") provided Holder remains continuously employed by the Company at all times from the Grant Date through the Third Vesting Date; and, except as otherwise specifically provided for in the attached Option Agreement, once Holder is no longer employed by the Company, for whatever reason, the Options that have not yet vested shall lapse, and Holder shall have no right, title or interest in and to any additional Options except those that last vested prior to the termination of his employment;

             (d) Notwithstanding the above, if during the Term of this Option the closing price of the Company's common shares, as listed on the principal exchange, market system or quotation system upon which such shares are regularly traded, exceeds $9.00 for each trading day for a period of nine (9) consecutive months, all of the remaining unvested Options will thereafter vest automatically at that time;

             (e) On whatever earlier dates as are permitted by the Company in its sole discretion; or

             (f) As otherwise provided for in the Plan or in the attached Option Agreement.



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             7. If at any time while the provisions of Section 6(d) of this
Schedule remain in effect, the Company shall split, subdivide or otherwise combine its common stock, into a different number of securities of the same class, any reference contained herein to the closing price of the Company's common stock shall be proportionately adjusted to retain the same relative price and terms as if before such split, subdivision or combination.

                                   STONEPATH GROUP, INC.

                                   By:___________________________________
                                            Authorized Executive Officer

                                   HOLDER
                                   ______________________________________
                                   Signature

                                   ______________________________________
                                   Print Name






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